    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1997.
                                                         REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                               NORRELL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ---------------------


            GEORGIA                                        58-0953079
    (State or other jurisdiction of          (I.R.S. Employer Identification
    incorporation or organization)                         No.)


                            3535 Piedmont Road, N.E.
                             Atlanta, Georgia 30305
                                 (404) 240-3000

                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                             ---------------------
                               MARK H. HAIN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                               NORRELL CORPORATION
                            3535 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30305
                                 (404) 240-3000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------
                               With a copy to:
                           Patricia A. Wilson, Esq.
                             Troutman Sanders LLP
                        NationsBank Plaza, Suite 5200
                          600 Peachtree Street, N.E.
                            Atlanta, Georgia 30308
                                (404) 885-3000

                             ---------------------
              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
         THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.
                             ---------------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                             Proposed maximum        Proposed maximum
     Title of each class of            Amount to be           offering price             aggregate               Amount of
   securities to be registered          registered              per share *          offering price *        registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value...        1,000,000 shares             $27.75                $27,750,000              $8,409.09
==================================================================================================================================

* Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the last reported sales price of the Company's Common Stock on February 24, 1997 as reported by the New York Stock Exchange.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 28, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                1,000,000 SHARES

                               NORRELL CORPORATION

                                  COMMON STOCK



         The 1,000,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Norrell Corporation (the "Company" or "Norrell") offered hereby are being offered for the account of the selling shareholders of the Company identified herein (the "Selling Shareholders"). The Shares offered hereby were issued by the Company in connection with the Company's acquisition of American Technical Resources, Inc. in August 1996. The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders. See "Selling Shareholders."

         The Selling Shareholders, directly, or through agents or broker-dealers designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the number of Shares to be sold, the names of any agent or broker-dealer and any applicable commission or discount with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. The Selling Shareholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. The Company has agreed to bear all of the expenses (other than commissions, underwriting discounts and fees of any counsel of the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Plan of Distribution."

         The Common Stock is listed on the New York Stock Exchange under the symbol "NRL." On February 24, 1997, the last reported sales price of the Common Stock on the New York Stock Exchange was $27.75 per share.

         FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" ON PAGES 5-7.

         The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on their resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for indemnification arrangements among the Company and the Selling Shareholders.

                            ------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


                 The date of this Prospectus is March ___, 1997

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be obtained from the Web Site that the Commission maintains at www.sec.gov. In addition, reports, proxy statements and other information concerning the Company (Symbol: NRL) can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company, the Selling Shareholders and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus as of their respective dates:

         (a)      Annual Report on Form 10-K for the year ended October 27,
                  1996;

         (b) Current Report on Form 8-K filed with the Commission on December 20, 1996;

         (c) Amendment No. 1 on Form 8-K/A to Current Report on Form 8-K filed with the Commission on February 19, 1997; and

         (d) Registration Statement on Form 8-A filed on June 17, 1994 registering the Company's Common Stock under Section 12(g) of the Exchange Act.

         Additionally, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, upon request, without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than certain exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to: Norrell

Corporation, 3535 Piedmont Road, N.E., Atlanta, Georgia 30305, Attention: Mark
H. Hain, Esq., Vice President and General Counsel (404) 240-3000.


                               -------------------


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or a supplement to this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                              --------------------

                                   THE COMPANY


         The Company is a leading provider of staffing, outsourcing and professional services. The Company is organized into three business groups:
Staffing Services, which provides temporary administrative, teleservices and light industrial staffing; Outsourcing Services, which provides administrative services and teleservices in which the Company assumes responsibility for the results of a client process; and Professional Services, which provides information technology and accounting staffing. The Company's customers are businesses, professional and service organizations, and government agencies in the United States and Canada. Based upon revenues, the Company believes it is one of the largest companies in the staffing industry in North America.

         The Company provides a broad range of services through its national network of over 400 locations, including 133 Company-owned locations, 115 outsourcing services locations, 135 franchised locations, and 35 professional services offices as of January 26, 1997. In fiscal 1996, the Company supplied to approximately 19,000 clients (including subsidiaries and affiliated companies) in the United States and Canada over 225,000 staffing, outsourcing and professional personnel. The Company's employees possess a wide variety of office, light industrial, information technology and other skills, including secretarial, clerical, word processing, data entry, graphics, telemarketing, assembly, picking, packing and sorting, shipping and receiving, customer service, records management, administrative, human resources (recruiting, interviewing, assessment and training), computer programming, computer consulting, systems analysis, systems integration, accounting and additional financial services.

         Since its incorporation in Georgia in 1965, the Company's quality service and customer focus have enabled it to compile a history of core business growth and expansion. From its beginnings as a provider of short-term replacement or fill-in personnel, often referred to as traditional temporary services, the Company has expanded into long-term staffing, managed staffing, "Master Vendor Partnering" and outsourcing. In addition, the Company has expanded geographically from a base of locally owned and operated offices in Atlanta, Georgia, to a national network of over 400 locations. In the last several years, the Company has supplemented this internal growth through six acquisitions and three joint ventures which not only added to the Company's geographic markets, but also increased revenues and expertise in desirable service offerings such as information technology, financial services and teleservices.

         The Company's principal executive offices are located at 3535 Piedmont Road, N.E., Atlanta, Georgia 30305, and its telephone number is (404) 240-3000.

                                  RISK FACTORS

         Prospective purchasers of the Common Stock should carefully consider the factors set forth below, as well as the other information contained in this Prospectus, in evaluating an investment in the Common Stock offered hereby.

EFFECT OF FLUCTUATIONS IN THE GENERAL ECONOMY

         Demand for temporary services is sensitive to the general level of economic activity in the country. When economic activity slows, many companies reduce their usage of temporary employees before undertaking layoffs of their full-time employees. Therefore, a significant economic downturn could have a material adverse effect on the Company's business.

INCREASED EMPLOYEE COSTS

         As the labor market tightens, there is greater demand and competition for skilled workers needed to fill client orders. In such labor markets, wages generally increase. There can be no assurance that all such increased wage costs can be passed on to clients through increased charges. The Company is also responsible for and pays unemployment insurance premiums and workers' compensation costs for its temporary employees. Unemployment insurance premiums are set annually by the states in which employees perform services and may increase as a result of, among other things, increased levels of unemployment and the extension of periods for which unemployment benefits are available. Workers' compensation costs may increase as a result of, among other things, increases in benefit levels or the liberalization of allowable claims. Furthermore, annual workers' compensation expenses and the related liability accrual are based on various estimates, including estimates of the costs of future benefits. The Company believes that its reserves for workers' compensation claims are adequate, but there can be no assurance that such claims will not exceed estimated reserves. There can be no assurance that the Company will be able to increase the charges to its clients if expenses related to workers' compensation and unemployment insurance increase or if the wages it must pay to its employees generally increase.

COMPETITION

         The temporary services industry is highly competitive with limited barriers to entry. The Company competes in national, regional and local markets with full service agencies and with specialized temporary services agencies. Several of these competitors have greater marketing and financial resources than those of the Company and could attempt to increase market share through decreased prices. The Company also competes with numerous local and single office firms in particular markets which are able to compete effectively on price because of their lower overhead structures. In addition, large national companies that presently operate in "niche" segments of the outsourcing and professional services markets could expand their operations to compete with the outsourcing and professional services provided by the Company. Strong competition from companies with significantly greater financial resources than the Company could have a material adverse effect on the Company's operations and profitability.

ABILITY TO CONTINUE COMPANY GROWTH

         The Company has experienced significant growth over the past several years, principally by increasing the volume of services provided through existing offices and by adding new services. There can be no assurance that the Company will continue to be able to maintain or expand its market presence, successfully enter new markets, add new services or integrate acquired businesses into its operations. The ability of the Company to continue its growth will depend on a number of factors, including existing and emerging competition, the availability of working capital to support such growth, and the Company's ability to (i) maintain margins in the face of pricing pressures, (ii) manage its costs, (iii) recruit and train additional qualified personnel, (iv) sell outsourcing and professional services to large corporate clients, (v) develop and expand its service offerings, and (vi) find new qualified franchisees. Expansion through acquisitions is also a component of the Company's growth strategy. Acquisitions may result in unanticipated difficulties in integrating acquired businesses with the Company's existing business and may absorb a disproportionate amount of management time. Once integrated, acquisitions may not achieve levels of revenue, profitability or productivity which are comparable to the Company's existing operations or otherwise perform as expected. Moreover, the Company's continued ability to make acquisitions is dependent upon, and may be limited by, the availability of acquisition candidates at reasonable valuations and the Company's ability to obtain acquisition financing on acceptable terms.

RELIANCE ON SIGNIFICANT CLIENTS

         During fiscal 1995 and fiscal 1996, revenues generated by the Company from contracts with International Business Machines Corporation ("IBM") equaled $136.2 million and $158.6 million, respectively, representing 16.2% and 15.6%, respectively, of the Company's consolidated revenues for such periods. Approximately 31.0% and 21.4% of these revenues were received during fiscal 1995 and fiscal 1996, respectively, for services performed under a Management Services Agreement. The balance of the Company's IBM-related revenues are consolidated under multiple contracts with different purchasing units within IBM. Also, during fiscal 1996, revenues generated by the Company from multiple contracts with United Parcel Service, Inc. ("UPS") equaled $122.2 million, representing 12.0% of the Company's consolidated revenues for fiscal 1996. The loss of either IBM or UPS as a client could have a material adverse effect on the Company's results of operations and financial condition.

EMPLOYER RISKS

         The Company is in the business of employing people and placing them in the workplace of other businesses. An attendant risk of such activities includes possible claims of discrimination and harassment, employment of illegal aliens and other similar claims. Although the Company has policies and guidelines in place to reduce its exposure to these risks, a failure to follow these policies and guidelines may result in negative publicity and the payment by the Company of money damages or fines.

DEPENDENCE ON KEY PERSONNEL

         The Company's operations are dependent on the continued efforts of its executive officers and senior management as well as those of its field, office and operations managers. If the Company is unable to attract and retain qualified and skilled employees to perform these services for the Company, the Company's business could be materially adversely affected.

INTANGIBLE ASSETS

         As of January 26, 1997, approximately $114 million, or 31%, of the Company's total assets were intangible assets. These intangible assets substantially represent amounts attributable to goodwill recorded in connection with the Company's acquisitions. Any impairment in the value of such assets could have a material adverse effect on the Company's financial condition and results of operations.

CONTROL BY PRINCIPAL SHAREHOLDER AND MANAGEMENT

         As of January 26, 1997, the Company's Chairman of the Board, Guy W. Millner, beneficially owned 9,263,393 shares of Common Stock, representing approximately 39% of the outstanding Common Stock, and the directors and executive officers of the Company, as a group, beneficially owned an aggregate of 10,862,154 shares of Common Stock, representing approximately 45% of the outstanding Common Stock. As a result, Mr. Millner and, if they should determine to act together, the directors and executive officers of the Company as a group, will be able to exercise significant influence over the outcome of any matters or block certain matters which might normally be submitted to the shareholders of the Company for their approval, including the election of directors and the authorization of other corporate actions requiring shareholder approval. See "Anti-Takeover Considerations."

ANTI-TAKEOVER CONSIDERATIONS

         The Company's Restated Articles of Incorporation (the "Articles") and the Georgia Business Corporation Code contain certain provisions that could have the effect of making it more difficult for a party to acquire, or of discouraging a party from attempting to acquire, control of the Company without approval of the Company's Board of Directors. In addition, a two-thirds vote of the holders of the outstanding voting stock of the Company is required: (i) by the Articles to approve certain mergers, consolidations and dispositions of assets of the Company, unless approved by two-thirds of the Board of Directors of the Company; (ii) by the Company's Bylaws to remove members of the Board of Directors with or without cause; and (iii) by the Company's Articles to amend or rescind the provisions set forth in (i) and (ii) above or to remove the provisions in the Company's Bylaws establishing a classified Board of Directors. The foregoing, together with the combined stock ownership of the Company's Chairman of the Board and management, may discourage tender offers or other bids for the Common Stock at a premium over its market price.

VOLATILITY OF STOCK PRICE

         From time to time, there may be significant volatility in the market price for the Common Stock. Quarterly operating results of the Company or of other staffing companies, changes in general conditions in the economy, the financial markets or the staffing industry, natural disasters or other developments could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

FORWARD-LOOKING INFORMATION

         This Prospectus, including the information incorporated by reference herein, contains various forward- looking statements and information that are based on the Company's belief and assumptions, as well as information currently available to the Company. When used in this Prospectus, the words "believe," "anticipate," "estimate," "expect," and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company's operating results are fluctuations in the economy, the degree and nature of competition, demand for the Company's services, the Company's ability to complete acquisitions and integrate the operations of acquired businesses, the Company's ability to recruit and place employees, the Company's ability to expand into new markets, and the Company's ability to maintain profit margins in the face of pricing pressures.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered hereby. All of the proceeds from the sale of the Shares offered hereby will be received by the Selling Shareholders.


                            THE SELLING SHAREHOLDERS

         All of the Shares offered hereby are beneficially owned by the Selling Shareholders and were acquired by the Selling Shareholders in connection with the acquisition of American Technical Resources, Inc. ("ATR") by the Company in August 1996. The Selling Shareholders do not beneficially own any shares of Common Stock or other securities of the Company other than the Shares. Since the Selling Shareholders may sell all, or some or none of the Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be beneficially owned by the Selling Shareholders upon completion of the offering contemplated by this Prospectus.

         The following table sets forth the name of each Selling Shareholder, the number of shares of the Company's Common Stock held by each such person as of February 27, 1997, the number of shares which may be offered for the account of each such person, and the number of shares of Common Stock to be owned by each such person if all the Shares offered hereby are sold.

                                                                         Number of Shares to
                                Number of Shares     Number of Shares      be Owned if All
               Selling               Held at            Which May         Shares Offered Are
            Shareholders        February 27, 1997       be Offered      Sold in this Offering
            ------------        -----------------       ----------      ---------------------
Charles F. Phillips                  222,500             222,500                  0

Gary L. Kilgore                      222,500             222,500                  0

Ralph L. Lary, III                   168,750             168,750                  0

George Lytle                         168,750             168,750                  0

William Holman                       217,500             217,500                  0

         At the time of the Company's acquisition of ATR, the Selling Shareholders constituted the Board of Directors of ATR and held the following respective positions with ATR: Charles F. Phillips - President and Chief Executive Officer; Gary L. Kilgore - Vice President; Ralph L. Lary, III - Vice President; George Lytle - Vice President; and William Holman - Vice President, Secretary and Treasurer. Since the acquisition, ATR has been operated as a subsidiary of the Company, and Messrs. Phillips, Kilgore and Lary have continued to hold their respective positions with ATR. Mr. Lytle provides certain consulting services to and receives a retainer from the Company pursuant to an arrangement which will terminate on March 31, 1997.

         The Company has entered into a Registration Rights Agreement dated as of August 5, 1996 (the "Registration Rights Agreement") with the Selling Shareholders pursuant to which the Company has filed this Registration Statement covering the Shares. Pursuant to the Registration Rights Agreement, the Company is obligated to file the Registration Statement no later than March 1, 1997, to use its best efforts to have the Registration Statement become effective, and to keep the Registration Statement continuously effective until the earlier of (i) the time when all the Shares have been sold by the Selling Shareholders, and
(ii) the date as of which each Selling Shareholder is entitled to commence sales of the Shares held by such Selling Shareholder pursuant to Rule 144 under the Securities Act. The Company has agreed to pay all expenses incurred in connection with the registration and sale of the Shares pursuant to the Registration Rights Agreement, other than brokerage fees or commissions, underwriting discounts and fees of any counsel for the Selling Shareholders. Any of the Shares sold pursuant to this Prospectus will no longer be entitled to the benefits of the Registration Rights Agreement.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, if any, who acquire the Shares in transactions permitted under the Registration Rights Agreement. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
(c) an exchange distribution in accordance with the rules of such exchange; and
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

         The Selling Shareholders have agreed to pay any brokerage fees or commissions, underwriting discounts and fees of any counsel for the Selling Shareholders in connection with the registration and sale of the Shares. All other expenses in connection with the registration and sale of the Shares hereunder will be paid by the Company.

         The securities laws of a particular state might require that the Shares be sold in that state only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

         Pursuant to the Registration Rights Agreement between the Company and the Selling Shareholders, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Company has agreed to use its reasonable efforts to keep the Registration Statement continuously effective until the earlier of (i) the time when all the Shares have been sold by the Selling Shareholders, and (ii) the date as of which each Selling Shareholder is entitled to commence sales of the Shares held by such Selling Shareholder pursuant to Rule 144 under the Securities Act.

         Pursuant to the terms of the Registration Rights Agreement, the Company and the Selling Shareholders have agreed to indemnify each other and certain other parties, including underwriters, if any, for certain liabilities, including liabilities under the Securities Act, in connection with the registration of the Shares.


                                  LEGAL MATTERS


         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, a partner in Troutman Sanders LLP, is a director of the Company and the beneficial owner of 60,432 shares of Common Stock.

                                     EXPERTS

         The audited consolidated financial statements of the Company incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

        The audited consolidated financial statements of Comtex incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM     14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

     SEC registration fee........................................    $ 8,409.09
     Legal and Accounting fees and expenses......................     14,000.00
     Miscellaneous...............................................        590.91
                                                                     ----------

     Total.......................................................    $23,000.00
                                                                     ==========

All of the above items are estimates except the SEC registration fee. All of such estimated expenses will be borne by the Company.

ITEM     15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code, as amended, directors, officers, employees and agents of the Company may, and in some cases must, be indemnified by the Company under certain circumstances against expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as directors, officers, employees and agents of the Company (including actions, suits or proceedings brought against them for violations of the federal securities laws). Directors, officers, employees and agents of the Company may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director, officer, employee or agent may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. This statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

         Article Nine of the Company's Amended and Restated By-laws sets forth the extent to which the Company's directors, officers, employees and agents shall and may be indemnified against liabilities which they may incur while serving in such capacities. Pursuant to these provisions, the directors and officers of the Company will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, and the Company will provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such advances until or unless it is ultimately determined that he is not entitled to indemnification by the Company.

         The Company currently maintains a policy of directors and officers liability insurance and presently intends to continue such insurance so long as it is available at a reasonable cost.

ITEM 16.      EXHIBITS.

Exhibit No.  Description
-----------  -----------
2            Agreement and Plan of Reorganization dated August 5, 1996 among
             American Technical Resources, Inc., Norrell Corporation, N.
             Acquisition Corp. and the Selling Shareholders, incorporated by reference to Exhibit 1 of the Company's Current Report on
             Form 8-K filed on August 20, 1996.

4.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's
             Amendment No. 1 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 22, 1994.

4.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Registration
             Statement on Form S-1, as filed with the Securities and Exchange Commission on June 10, 1994.

4.3 Registration Rights Agreement dated as of August 5, 1996 by and among the Company and the Selling Shareholders.

5            Opinion of Troutman Sanders LLP.

23.1         Consent of Troutman Sanders LLP (included in Exhibit 5).

23.2         Consent of Arthur Andersen LLP.

23.3         Consent of Grant Thornton LLP.

24 Powers of Attorney (included in the signature page to the Registration Statement).

ITEM 17.      UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 27, 1997.

                                           NORRELL CORPORATION



                                           By  /s/ C. Douglas Miller
                                               -------------------------------
                                               C. Douglas Miller
                                               Chief Executive Officer and
                                                President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Norrell Corporation, hereby severally constitute and appoint C. Kent Garner and Mark H. Hain, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Norrell Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and as of the date above indicated.

         SIGNATURE                                CAPACITY
         ---------                                --------
/s/ C. Douglas Miller                 Director, Chief Executive Officer and President
--------------------------------         (Principal Executive Officer)
C. Douglas Miller


/s/ C. Kent Garner                    Vice President and Chief Financial Officer
--------------------------------         (Principal Financial and Accounting Officer)
C. Kent Garner


                                      Chairman of the Board
--------------------------------
Guy W. Millner


/s/ Thomas A. Vadnais                 Director, President and Chief
--------------------------------         Operating Officer, Tascor Incorporated
Thomas A. Vadnais


/s/ Larry J. Bryan                    Director and Executive Vice President
--------------------------------
Larry J. Bryan


/s/ Lucius E. Burch, III              Director
--------------------------------
Lucius E. Burch, III


                                      Director
--------------------------------
Kaaren Johnson-Street

/s/ Donald A. McMahon                 Director
--------------------------------
Donald A. McMahon


                                      Director
--------------------------------
Frank A. Metz, Jr.


                                      Director
--------------------------------
Nancy Clark Reynolds


/s/ Carl E. Sanders                   Director
--------------------------------
Carl E. Sanders

                                  EXHIBIT INDEX

Exhibit No.                          Description                                         Page Number
-----------                          -----------                                         -----------

  2             Agreement and Plan of Reorganization dated August 5, 1996 among
                American Technical Resources, Inc., Norrell Corporation, N.
                Acquisition Corp. and the Selling Shareholders, incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K filed on August 20, 1996.

  4.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's
                Amendment No. 1 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 22, 1994.

  4.2           Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on
                Form S-1, as filed with the Securities and Exchange Commission on
                June 10, 1994.

  4.3 Registration Rights Agreement dated as of August 5, 1996 by and among the Company and the Selling Shareholders.

  5             Opinion of Troutman Sanders LLP.

  23.1          Consent of Troutman Sanders LLP (included in Exhibit 5).

  23.2          Consent of Arthur Andersen LLP.

  23.3          Consent of Grant Thornton LLP.

  24            Powers of Attorney (included in the signature page to the Registration
                Statement).